UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 29, 2015 (June 26, 2015)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The Compensation and Governance Committee of the Board of Directors (the “Committee”) of Kimball International, Inc. (the “Company”), approved amendments to the Company’s current employment agreement which imposes non-compete, non-disclosure, and non-solicitation obligations on executive officers and also provides for the payment of compensation in the event of separation of employment under certain circumstances, including for change-in-control, separation without cause, or resignation for good reason. The current employment agreement was separated into two agreements: an amended employment agreement and a change-in-control agreement.
The amendments incorporated into the change-in-control agreement were made with the intent of modernizing the terms and aligning the interests of management with shareholders. The change-in-control agreement contains three significant modifications, including:

•
Tightening the requirements for a payout to the executive officer by adding a “double trigger” requirement such that accelerated payout to the executive for future incentive awards does not occur unless the executive is separated from employment during a change-in-control event;

•
Limiting the amount of payout upon a change-in-control to avoid excise taxes under parachute payment regulations and eliminating the tax gross-up element in the previous agreement which provided a supplemental payment to the executive officer to cover the cost of any excise tax liability incurred by the executive officer on certain payouts; and

•
Reducing the Chief Executive Officer’s (“CEO”) severance payout under a change-in-control event from three times salary and bonus to two times salary and bonus, which equalizes the CEO’s payout with the other executive officers.

On June 26, 2015, the Company entered into the change-in-control agreement with each of the following officers: Bob Schneider, Chief Executive Officer and Chairman of the Board; Don Van Winkle, President and Chief Operating Officer; Michelle Schroeder, Vice President and Chief Financial Officer; Lonnie Nicholson, Vice President and Chief Administrative Officer; Mike Wagner, President, Kimball Office; Kevin McCoy, President, National Office Furniture; Julie Heitz-Cassidy, Vice President, General Counsel and Secretary; and Greg Kincer, Vice President, Corporate Development.
The Committee also approved additional amendments to the employment agreement for payouts other than for a change-in-control. These amendments are primarily tax-related, and include elimination of the ability to receive accelerated payment of compensation awards to preserve the tax deductibility of compensation, and limitation of the amount of payout to avoid excise taxes under parachute payment regulations. On June 26, 2015, the Company entered into the amended employment agreement with each of the following officers: Bob Schneider, Chief Executive Officer and Chairman of the Board; Don Van Winkle, President and Chief Operating Officer; Michelle Schroeder, Vice President and Chief Financial Officer; and Lonnie Nicholson, Vice President and Chief Administrative Officer.
This summary is not intended to be complete and is qualified in its entirety by reference to the agreements in Exhibit 10.1 and Exhibit 10.2 of this 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1
Form of Change in Control Agreement dated June 26, 2015 between the Company and Robert F. Schneider, Donald W. Van Winkle, Michelle R. Schroeder, Lonnie P. Nicholson, Julia E. Heitz-Cassidy, R. Gregory Kincer, Michael S. Wagner, and Kevin D. McCoy

10.2	Form of Employment Agreement dated June 26, 2015 between the Company and Robert F. Schneider, Donald W. Van Winkle, Michelle R. Schroeder, and Lonnie P. Nicholson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: June 29, 2015

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Form of Change in Control Agreement dated June 26, 2015 between the Company and Robert F. Schneider, Donald W. Van Winkle, Michelle R. Schroeder, Lonnie P. Nicholson, Julia E. Heitz-Cassidy, R. Gregory Kincer, Michael S. Wagner, and Kevin D. McCoy

10.2	Form of Employment Agreement dated June 26, 2015 between the Company and Robert F. Schneider, Donald W. Van Winkle, Michelle R. Schroeder, and Lonnie P. Nicholson